EXHIBIT 4.10
                                                                  EXECUTION COPY

                                CONSENT AGREEMENT

        THIS CONSENT AGREEMENT (this "Consent") is entered into as of this 26th day of February, 1999 (the "Consent Date") by and among GRAY COMMUNICATIONS SYSTEMS, INC., a Georgia corporation (the "Borrower"), the BANKS (as defined in the Loan Agreement defined below) and NATIONSBANK, N.A., as administrative agent (the "Administrative Agent") on behalf of the Banks.

                              W I T N E S S E T H:

        WHEREAS, the Borrower, the Banks, the Administrative Agent, the Syndication Agent (as defined in the Loan Agreement) and the Documentation Agent (as defined in the Loan Agreement) are parties to that certain Amended and Restated Loan Agreement dated as of July 31, 1999, as amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of November 13, 1998 (as amended, modified, restated and supplemented from time to time, the "Loan Agreement"); and

        WHEREAS, the Borrower has requested and, subject to the terms and conditions hereof, the Banks have agreed, to consent to the Borrower's purchase of the assets used in connection with the publishing of The Goshen News daily newspaper business, The Goshen Extra and a commercial printing company (collectively, the "Goshen Assets") from News Printing Company, Inc., an Indiana corporation (the "Seller"), as more particularly set forth in that certain letter agreement dated as of February 1, 1999 between the Borrower and the Seller (the "Letter of Intent"); and

        NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further hereby agree as follows:

A. Consent. The Borrower has informed the Banks that the Borrower intends to purchase from the Seller the Goshen Assets (the "Goshen Asset Acquisition"). Effective upon the execution and delivery of this Consent by the Required Banks, the Banks hereby consent to the Goshen Asset Acquisition; provided, however, that on or prior to the consummation of the Goshen Asset Acquisition, the Borrower shall provide to the Administrative Agent, in form and substance satisfactory the Administrative Agent, (i) evidence reasonably satisfactory to the Administrative Agent that the Borrower has pledged the Goshen Assets as additional collateral securing the Obligations under the Loan Agreement, (ii) certification to the Administrative Agent and the Banks of the Borrower's compliance with Section 8.12 of the Loan Agreement and the Borrower's ability to meet its


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repayment obligations under the Loan Agreement through the Maturity Date after giving effect to the Goshen Asset Acquisition, (iii) certification to the Administrative Agent and the Banks that an Event of Default does not exist under the Loan Agreement and will not be caused by the Goshen Asset Acquisition, and
(iv) evidence reasonably satisfactory to the Administrative Agent of consummation of the Goshen Asset Acquisition on substantially the terms and conditions set forth in the Letter of Intent

B.      Miscellaneous.

               1. No Other Consent or Waiver. Notwithstanding the agreement of the Banks to the terms and provisions of this Consent, the Borrower acknowledges and expressly agrees that this Consent is limited to the extent expressly set forth herein and shall not constitute a modification of the Loan Agreement or any other Loan Documents or a course of dealing at variance with the terms of the Loan Agreement or any other Loan Documents (other than as expressly set forth above) so as to require further notice by the Administrative Agent or the Banks, or any of them, of its or their intent to require strict adherence to the terms of the Loan Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions and covenants of the Loan Agreement and the other Loan Documents shall remain unaltered and in full force and effect except as expressly modified by this Consent.

               2. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Administrative Agent and each Bank as follows:

                      (a) The Borrower has the power and authority (i) to enter
               into this Consent and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by it.

                      (b) This Consent has been duly authorized and validly
               executed and delivered by one or more Authorized Signatories of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms;

                      (c) The execution and delivery of this Consent and the
               performance by the Borrower under the Loan Agreement and the other Loan Documents to which it is a party, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any of its Subsidiaries which has not already been obtained, nor is in contravention of or in conflict with the articles of incorporation, by-laws or partnership agreements of each of the Borrower or any of its Subsidiaries, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking to which the Borrower or any


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               of its Subsidiaries is a party or by which any of their
               respective assets or properties is or may become bound; and

                      (d) The representations and warranties contained in
               Section 5 of the Loan Agreement and contained in the other Loan Documents remain true and correct as of the date hereof, both before and after giving effect to this Consent, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement or such other Loan Document, as applicable, or to the extent relating specifically to the Agreement Date. No Event of Default now exists or will be caused hereby.

               3. Counterparts. This Consent may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

               4. Loan Documents. Each reference in the Loan Agreement or any other Loan Document to the term "Loan Agreement" shall hereafter mean and refer to the Loan Agreement as amended hereby and as the same may hereafter be amended.

               5. Governing Law. This Consent shall be construed in accordance with and governed by the internal laws of the State of Georgia, applicable to agreements made and to be performed in the State of Georgia.

               6. Severability. Any provision of this Consent which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

               7. Entire Agreement This Consent, together with the documents referred to herein, constitute the entire agreement among the parties with respect to the matters addressed herein, and may not be modified except in writing.


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        IN WITNESS WHEREOF, the parties hereto have executed this Consent or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:                    GRAY COMMUNICATIONS SYSTEMS, INC., a
                             Georgia corporation


                             By: c/James C. Ryan
                                -----------------------------------------
                             Name:   James C. Ryan
                                  ---------------------------------------
                             Its:  Vice President-Chief Financial Officer
                                -----------------------------------------



ADMINISTRATIVE AGENT,        NATIONSBANK, N.A., as Administrative Agent and
AND BANKS:                   Bank


                             By: c/Scott E. Reed
                                ----------------------------------------
                             Name:   Scott E. Reed
                                  --------------------------------------
                             Its:    Senior Vice President
                                 ---------------------------------------


                             KEY CORPORATE CAPITAL INC. (f/k/a KeyBank
                             National Association), as a Bank


                             By:
                                ----------------------------------------
                             Name:
                                ----------------------------------------
                             Its:
                                 ---------------------------------------


                              CIBC INC., as a Bank


                             By: c/Tefta Ghilaga
                                ----------------------------------------
                             Name:   Tefta Ghilaga
                                  --------------------------------------
                             Its:    Executive Director
                                 ---------------------------------------




                                        GRAY COMMUNICATIONS SYSTEMS, INC.
                                                        CONSENT AGREEMENT
                                                         Signature Page 1

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                             THE BANK OF NEW YORK, as a Bank


                             By: c/Cynthia L. Rogers
                                -----------------------------------------
                             Name:   Cynthia L. Rogers
                                  ---------------------------------------
                             Its:    Vice President
                                 ----------------------------------------


                             FIRST UNION NATIONAL BANK
                             f/k/a CoreStates Bank, N.A.), as a Bank


                             By: c/Bruce W. Loftin
                                -----------------------------------------
                             Name:   Bruce W. Loftin
                                  ---------------------------------------
                             Its:    Senior Vice President
                                 ----------------------------------------


                             SUNTRUST BANK, CENTAL FLORIDA, N.A.,
                                     as an Assignee


                             By:
                                -----------------------------------------
                             Name:
                                  ---------------------------------------
                             Its:
                                 ----------------------------------------
                             By:
                                -----------------------------------------


                             THE BANK OF NOVA SCOTIA, as an Assignee


                             By: c/P.A. Weissenberger
                                -----------------------------------------
                             Name:   P.A. Weissenberger
                                  ---------------------------------------
                             Its:    Authorized Signatory
                                 ----------------------------------------


                             TORONTO DOMINION (TEXAS), INC.,
                             as an Assignee


                             By: c/Sheila M. Conley
                                -----------------------------------------
                             Name:   Sheila M. Conley
                                  ---------------------------------------
                             Its:    Vice President
                                 ----------------------------------------


                                               GRAY COMMUNICATIONS SYSTEMS, INC.
                                                               CONSENT AGREEMENT
                                                                Signature Page 2


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                             WACHOVIA BANK, N.A., as an Assignee


                             By: c/William J. Darby
                                ----------------------------------------
                             Name:   William J. Darby
                                  --------------------------------------
                             Its:    Vice President
                                 ---------------------------------------


                             THE BANK OF TOKYO-MITSUBISHI TRUST
                             COMPANY, as an Assignee


                             By: c/Julie Silver
                                ----------------------------------------
                             Name:   Julie Silver
                                  --------------------------------------
                             Its:    Assistant Vice President
                                 ---------------------------------------


                             COOPERATIEVE CENTRALE RAIFFEISEN-
                             BOERENLEENBANK B.A., "RABOBANK
                             NEDERLAND",NEW YORK BRANCH, as an
                             Assignee


                             By: c/Ellen M. Tackling
                                ----------------------------------------
                             Name:   Ellen M. Tackling
                                  --------------------------------------
                             Its:    Vice President
                                 ---------------------------------------

                             By: c/oJeff Vollack
                                ----------------------------------------
                             Name:   Jeff Vollack
                                  --------------------------------------
                             Its:    Senior Vice President
                                 ---------------------------------------



                                        GRAY COMMUNICATIONS SYSTEMS, INC.
                                                        CONSENT AGREEMENT
                                                         Signature Page 3